Exhibit 99.1

RadiSys Reports Third Quarter GAAP EPS of 9 Cents and Non-GAAP EPS of 16 Cents

  Revenue $75.2 Million, up 6.7%
  Record Next-Generation Communications Revenue $30.9 Million, up 42.5%
  Gross Margin 30.3%, 32.8% Non-GAAP
  Operating Income 2.3%, 6.4% Non-GAAP
  Operating Cash Flow $4.0 Million

HILLSBORO, Ore.--(BUSINESS WIRE)--October 26, 2010--RadiSys® Corporation (NASDAQ: RSYS), a leading provider of innovative hardware and software platforms for next generation IP-based wireless, wireline and video networks, announced revenues for the third quarter of $75.2 million, GAAP net income of $2.2 million or $0.09 per diluted share, and non-GAAP net income of $4.2 million or $0.16 per diluted share.

GAAP Results	Quarterly Results			YTD Results
	Q3 2010	Q3 2009	Vs. Q3 2009	2010 YTD	2009 YTD	Vs. 2009 YTD
Revenue	$75.2 million	$70.4 million	up 6.7%	$217.5 million	$226.1 million	down 3.8%
Next-Gen Communications Revenue	$30.9 million	$21.7 million	up 42.5%	$90.1 million	$73.6 million	up 22.5%
Gross Margin % of Revenue	30.3%	29.4%	up 0.9 points	30.1%	30.6%	down 0.5 points
Operating Income (Loss) % of Revenue	2.3%	(1.5%)	up 3.8 points	0.8%	(1.4%)	up 2.2 points
Earnings (Loss) per Share	9 cents	(4 cents)	up 13 cents	$0.07	($1.84)	up $1.91

Non-GAAP Results	Quarterly Results			YTD Results
	Q3 2010	Q3 2009	Vs. Q3 2009	2010 YTD	2009 YTD	Vs. 2009 YTD
Revenue	$75.2 million	$70.4 million	up 6.7%	$217.5 million	$226.1 million	down 3.8%
Gross Margin % of Revenue	32.8%	32.1%	up 0.7 points	32.7%	33.1%	down 0.4 points
Operating Income % of Revenue	6.4%	4.8%	up 1.6 points	5.6%	6.5%	down 0.9 points
Earnings per Share	16 cents	13 cents	up 3 cents	42 cents	51 cents	down 9 cents

Non-GAAP results exclude the impact of amortization of acquired intangible assets, stock-based compensation expense, restructuring charges, a deferred tax asset valuation allowance charge, a deferred tax foreign exchange benefit and tax contingency adjustments. A reconciliation of GAAP to non-GAAP results is included in the tables below.

Commenting on third quarter results, Scott Grout, RadiSys President and CEO stated, “We had strong year-over-year growth in our Next-Generation revenues, as more customer programs continued to ramp in production. In the quarter, we announced our new LTE Security Gateway product targeted at providing carrier-grade security solutions for new all-IP wireless networks. The LTE SEG is built upon our industry leading ATCA platform and provides five times the performance of existing enterprise-focused solutions. Finally, in August Niel Ransom joined as a member of our Board of Directors. Niel brings an extensive background in communications networking including serving as the past CTO of Alcatel Networks as well as serving on the Boards of a number of highly successful public and private technology companies.”

Third Quarter Business Highlights

  Next-Generation Product Highlights:
--

The Company released its new Interactive Mobile Media Server (IMMS) video solution to a China-based Tier 1 equipment maker to begin trials. Announced earlier this year, the RadiSys IMMS is built on the Company’s industry-leading IP Media Server and is targeted at innovative new revenue-generating video services on wireless networks. In addition, a new Tier 1 equipment maker went live with the RadiSys CMS-9000 with China Mobile. Finally, the Company was awarded other new business for its IP Media Server product in Color Ring Back Tone (CRBT), conferencing and network announcement applications.

--

The Company announced its new LTE Security Gateway (SEG) product. The RadiSys LTE SEG is a carrier grade solution providing user authentication, data integrity and encryption for IP-based wireless networks and can be deployed as a standalone network element or integrated into other wireless data systems. The Security Gateway is now under evaluation by a Tier 1 equipment maker and will be available for trials in the fourth quarter and commercially available in the first half of 2011.

--

The Company was awarded new ATCA-based business of notable size in a military application for unmanned vehicle reconnaissance. In this application, ATCA will be used for high performance computer control and image display. Other new ATCA application wins in the quarter included LTE evolved packet core, IPTV and wireless access location service. A number of these programs were awards in China as this geography continues to grow for the Company.

  Commercial Highlights:
--

The Company was awarded new COM Express business across all three geographies in medical imaging, defense, and telecommunications applications. In addition, a Tier 1 enterprise infrastructure provider in North America began production of a new network switching/routing solution using RadiSys’ high performance COM Express products.

Third Quarter Financial Highlights

  Total revenue was $75.2 million. Next-Generation product revenue was $30.9 million and up 42.5% compared to the same quarter in the prior year.
  GAAP gross margin was 30.3%. Non-GAAP gross margin was 32.8% and up 0.5 percentage points from the prior quarter mainly due to lower manufacturing costs associated with the Company’s outsourcing initiative.
  Total GAAP R&D and SG&A expenses were $21.1 million and non-GAAP R&D and SG&A expenses were $19.8 million and at a similar level to the prior quarter.
  Cash flow from operating activities was $4.0 million. Cash and cash equivalents were $133.3 million at the end of the third quarter, up from $92.1 million at the end of the same quarter in the prior year.

Fourth Quarter Outlook

The following statements are based on current expectations as of the date of this press release. These statements are forward-looking and actual results may differ materially. The Company assumes no obligation to update these forward-looking statements.

  Fourth quarter revenue is projected to be between $68 and $72 million.
  Next-Generation product revenues in the fourth quarter are currently projected to be around $33 million. At this level, 2010 Next-Generation revenues are predicted to be up 20% over 2009. While the Company has market demand to support this projection, fourth quarter Next-Generation revenues could be a few million dollars higher or lower as the Company continues to experience spot shortages or delays on some components.
  Legacy/Traditional Communications Networks product revenues in the fourth quarter are expected to be between $17 and $20 million, which represents a decline for the full year of 33-36% over 2009.
  The fourth quarter non-GAAP gross margin is expected to be between 34% and 35% at the midpoint of the guidance range. This range is sequentially higher than the gross margin rate in the third quarter due to growth in Next-Generation product revenues that have higher gross margins combined with expected declines in legacy Communications Networking revenues that have significantly lower gross margin rates.
  The fourth quarter non-GAAP total R&D and SG&A expenses are expected to be up around $300 thousand from the third quarter at the midpoint of the guidance range related to sales and marketing expenses mainly associated with the Company’s annual sales meeting.
  The fourth quarter GAAP EPS is expected to be between breakeven and $0.05. Fourth quarter non-GAAP EPS is expected to be between $0.12 and $0.17. GAAP expectations assume an effective tax rate of 25% and non-GAAP expectations assume an effective tax rate of 5%.

In closing, Scott Grout stated, “We continue to see strong growth in our Next-Generation business as customer deployments expand across a range of applications. While our Next-Generation platform deployments continue to advance, we are also adding new solutions such as IMMS and LTE SEG on top of our platforms to give customers an even more complete set of solutions. We believe we are poised to see longer-term gross margin expansion and operating leverage as our new products and solutions grow while our older legacy business continues to roll off.”

Conference Call and Web-cast Information

RadiSys will host a conference call on Tuesday, October 26, 2010 at 5:00 p.m. ET to discuss the third quarter 2010 results and to review the financial and business outlook for the fourth quarter of 2010.

To participate in the live conference call, dial (888) 333-0027 in the U.S. and Canada or (706) 634-4990 for all other countries and reference conference ID# 16091439. The live conference call will also be available via webcast on the RadiSys investor relations website at http://investor.radisys.com/.

A replay of the conference call will be available two hours after the call is complete until 11:59 p.m. ET on Tuesday, November 9, 2010. To access the replay, dial (800) 642-1687 in the U.S. and Canada or (706) 645-9291 for all other countries with conference ID# 16091439. A replay of the webcast will be available for an extended period of time on the RadiSys investor relations website at http://investor.radisys.com/.

Forward-Looking Statements

This press release contains forward-looking statements, including statements about the Company’s business strategy, outlook guidance, and expectations for the fourth quarter of 2010. Actual results could differ materially from the outlook, guidance and expectations in these forward-looking statements as a result of a number of risk factors, including, among others, (a) the Company’s dependence on certain customers and high degree of customer concentration, (b) the anticipated amount and timing of revenues from design wins due to the Company’s customers’ product development time, cancellations or delays, (c) the current economic uncertainty and turmoil within the global financial markets, and (d) other factors listed in RadiSys’ reports filed with the Securities and Exchange Commission (SEC), including those listed under “Risk Factors” in RadiSys’ Annual Report on Form 10-K for the year ended December 31, 2009, and other filings with the SEC, copies of which may be obtained by contacting the Company at 503-615-1100 or from the Company’s investor relations web site at http://investor.radisys.com/ . Although forward-looking statements help provide additional information about RadiSys, investors should keep in mind that forward-looking statements are inherently less reliable than historical information. All information in this press release is as of October 26, 2010. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

Non-GAAP Financial Measures

To supplement its consolidated financial statements in accordance with generally accepted accounting principles (GAAP), the Company's earnings release contains non-GAAP financial measures that exclude certain expenses, gains and losses, such as the effects of (a) amortization of acquired intangible assets, (b) stock-based compensation expense recognized as a result of the Company’s adoption of FAS 123R (now codified at FASB ASC Topic 718), (c) restructuring charges (reversals), (d) a deferred tax asset valuation charge, (e) a Canadian deferred tax foreign exchange benefit, (f) tax contingency adjustments, and (g) income taxes. The Company believes that the use of non-GAAP financial measures provides useful information to investors to gain an overall understanding of its current financial performance and its prospects for the future. Specifically, the Company believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses, gains and losses that the Company believes are not indicative of its core operating results. In addition, non-GAAP financial measures are used by management for budgeting and forecasting as well as subsequently measuring the Company's performance, and the Company believes that it is providing investors with financial measures that most closely align to its internal measurement processes. These non-GAAP measures are considered to be reflective of the Company’s core operating results as they more closely reflect the essential revenue-generating activities of the Company and direct operating expenses (resulting in cash expenditures) needed to perform these revenue-generating activities. The Company also believes, based on feedback provided to the Company during its earnings calls' Q&A sessions and discussions with the investment community, that the non-GAAP financial measures it provides are necessary to allow the investment community to construct their valuation models to better align its results and projections with its competitors and market sector, as there is significant variability and unpredictability across companies with respect to certain expenses, gains and losses.

The non-GAAP financial information is presented using consistent methodology from quarter-to-quarter and year-to-year. These measures should be considered in addition to results prepared in accordance with GAAP. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. The Company believes that non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate the Company's results of operations in conjunction with the corresponding GAAP financial measures.

A reconciliation of non-GAAP information to GAAP information is included in the tables below. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for or superior to financial measures calculated in accordance with GAAP, and reconciliations between GAAP and non-GAAP financial measures included in this earnings release should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

About RadiSys

RadiSys (NASDAQ: RSYS) is a leading provider of innovative hardware and software platforms for next generation IP-based wireless, wireline and video networks. RadiSys products include its market leading ATCA and IP Media Server platforms as well as application software for new IP-based communications services. These products enable customers to bring more new high-value applications and services to market faster with a lower investment. RadiSys products are used in a wide variety of applications including 3G/4G/LTE wireless voice, data and video, Femtocell, VoIP and Video over IP communications and conferencing, Voice Quality Enhancement (VQE), and secure defense communications. For more information, visit http://www.radisys.com, write to info@radisys.com, or call 800-950-0044 or 503-615-1100. Editors seeking more information may contact Lyn Pangares at RadiSys Corporation at 503-615-1220 or lyn.pangares@radisys.com.

RadiSys® is a registered trademark of RadiSys Corporation.

CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Revenues	$75,167	$70,448	$217,485	$226,145
Cost of sales:
Cost of sales	50,740	48,086	147,089	152,192
Amortization of purchased technology	1,630	1,619	5,018	4,857
Total cost of sales	52,370	49,705	152,107	157,049
Gross margin	22,797	20,743	65,378	69,096
Research and development	9,863	10,031	29,174	31,678
Selling, general, and administrative	11,225	10,960	34,030	34,134
Intangible assets amortization	192	647	538	1,941
Restructuring (reversals) charges, net	(228)	183	(203)	4,618
Income (loss) from operations	1,745	(1,078)	1,839	(3,275)
Interest expense	(462)	(598)	(1,578)	(1,784)
Interest income	59	177	566	828
Other (expense) income, net	(55)	21	(34)	233
Income (loss) before income tax (benefit) expense	1,287	(1,478)	793	(3,998)
Income tax (benefit) expense	(884)	(646)	(920)	39,050
Net income (loss)	$2,171	($832)	$1,713	($43,048)
Net income (loss) per share:
Basic	$0.09	($0.04)	$0.07	($1.84)
Diluted (I), (II)	$0.09	($0.04)	$0.07	($1.84)
Weighted average shares outstanding:
Basic	24,212	23,632	24,088	23,386
Diluted (I), (II)	24,400	23,632	24,310	23,386

(I) For the three and nine months ended September 30, 2010, the computation of diluted earnings per share excludes the effects of the Company's 2013 convertible senior notes, as they are anti-dilutive.

(II) For the three and nine months ended September 30, 2009, the computation of diluted earnings per share excludes the effects of stock options, restricted stock units and Company's 2013 convertible notes, as they are antidilutive.
CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

	September 30,	December 31,
	2010	2009
ASSETS
Current assets:
Cash and cash equivalents	$133,257	$100,672
Short-term investments	—	54,321
ARS settlement right	—	7,833
Accounts receivable, net	43,647	44,614
Other receivables	2,184	3,708
Inventories, net	12,881	15,325
Inventory deposit, net	5,497	2,126
Other current assets	4,669	4,679
Deferred tax assets, net	2,055	1,912
Total current assets	204,190	235,190

Property and equipment, net	9,321	9,926
Intangible assets, net	8,449	10,720
Long-term deferred tax assets, net	14,795	14,925
Other assets, net	8,330	6,273
Total assets	$245,085	$277,034

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$34,781	$29,073
Accrued wages and bonuses	5,912	6,934
Deferred income	5,075	3,156
Line of credit	—	41,287
Other accrued liabilities	11,413	14,302
Total current liabilities	57,181	94,752
Long-term liabilities:
2013 convertible senior notes, net	50,000	50,000
Other long-term liabilities	253	2,565
Total long-term liabilities	50,253	52,565
Total liabilities	107,434	147,317
Shareholders’ equity :
Preferred stock — $.01 par value, 5,664 shares authorized; none issued or outstanding	—	—
Common stock — no par value, 100,000 shares authorized; 24,252 and 23,876 shares issued and outstanding at September 30, 2010 and December 31, 2009, respectively.	265,351	258,670
Accumulated deficit	(132,601)	(134,314)
Accumulated other comprehensive income:
Cumulative translation adjustments	4,638	4,614
Unrealized gain on hedge instruments	263	747
Total accumulated other comprehensive income	4,901	5,361
Total shareholders’ equity	137,651	129,717
Total liabilities and shareholders’ equity	$245,085	$277,034
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Cash flows from operating activities:
Net income (loss)	$2,171	($832)	$1,713	($43,048)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	3,075	3,890	9,337	11,653
Inventory valuation allowance	186	618	1,003	2,623
Gain on ARS	-	(1,302)	(7,854)	(4,101)
Exercise of ARS settlement right	-	1,208	7,833	3,721
Non-cash interest expense from debt	112	112	336	336
Deferred income taxes	46	(758)	158	(3,024)
Tax contingency adjustments	(1,029)	-	(1,029)	-
Deferred tax valuation allowance	-	-	-	42,003
Stock-based compensation expense	1,440	1,989	4,880	6,706
Other	149	(141)	(32)	34
Changes in operating assets and liabilities:
Accounts receivable	(436)	2,949	1,310	8,514
Other receivables	39	(3,617)	1,524	(4,055)
Inventories	2,253	(2,367)	1,497	(966)
Inventory deposit	(3,634)	-	(3,371)	-
Other current assets	(348)	1,315	(567)	259
Accounts payable	2,476	4,246	5,673	(2,764)
Accrued wages and bonuses	(2,114)	(3,468)	(1,180)	(5,796)
Deferred income	421	(1,182)	1,649	597
Other accrued liabilities	(845)	(342)	(3,626)	2,184
Net cash provided by operating activities	3,962	2,318	19,254	14,876

Cash flows from investing activities:
Proceeds from the sale of auction rate securities	-	200	62,175	300
Purchase of Pactolus, net of cash acquired	-	-	(3,385)	-
Capital expenditures	(1,410)	(788)	(3,283)	(2,393)
Restricted cash	25,796	-	0	-
Other	(607)	-	(2,739)	(42)
Net cash provided by (used in) investing activities	23,779	(588)	52,768	(2,135)

Cash flows from financing activities:
Payments on capital lease obligation	-	(49)	-	(147)
Net settlement of restricted shares	(11)	(13)	(329)	(331)
Borrowings on line of credit	6	-	13,738	-
Payments on line of credit	(17,333)	1,443	(55,025)	1,708
Proceeds from issuance of common stock	576	1,278	2,130	4,019
Net cash (used in) provided by financing activities	(16,762)	2,659	(39,486)	5,249

Effect of exchange rate changes on cash	266	126	49	142
Net increase in cash and cash equivalents	11,245	4,515	32,585	18,132
Cash and cash equivalents, beginning of period	122,012	87,597	100,672	73,980
Cash and cash equivalents, end of period	$133,257	$92,112	$133,257	$92,112
REVENUE BY GEOGRAPHY
(In thousands, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
North America	$24,739	$21,254	$74,731	$68,897
Europe	20,937	16,619	59,961	61,558
Asia Pacific	29,491	32,575	82,793	95,690
Total	$75,167	$70,448	$217,485	$226,145

North America	32.9%	30.2%	34.3%	30.5%
Europe	27.9%	23.6%	27.6%	27.2%
Asia Pacific	39.2%	46.2%	38.1%	42.3%
Total	100.0%	100.0%	100.0%	100.0%

REVENUE BY PRODUCT GROUP
(In thousands, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009

Next-generation Communications Networks Products	$30,857	$21,653	$90,093	$73,574
Traditional Communications Networks Products	24,575	32,246	71,073	107,631
Total Communications Networks Products	55,432	53,899	161,166	181,205
Medical Products	8,403	6,683	24,738	18,316
Other Commercial Products	11,332	9,866	31,581	26,624
Total Commercial Products	19,735	16,549	56,319	44,940
Total	$75,167	$70,448	$217,485	$226,145

Next-generation Communications Networks Products	41.1%	30.7%	41.4%	32.5%
Traditional Communications Networks Products	32.6%	45.8%	32.7%	47.6%
Total Communications Networks Products	73.7%	76.5%	74.1%	80.1%
Medical Products	11.2%	9.5%	11.4%	8.1%
Other Commercial Products	15.1%	14.0%	14.5%	11.8%
Total Commercial Products	26.3%	23.5%	25.9%	19.9%
Total	100.0%	100.0%	100.0%	100.0%
RECONCILIATION OF GAAP to NON-GAAP FINANCIAL MEASURES
(In thousands, except per share amounts, unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
GROSS MARGIN:
GAAP gross margin	$22,797	$20,743	$65,378	$69,096
(a) Amortization of acquired intangible assets	1,630	1,619	5,018	4,857
(b) Stock-based compensation	193	283	640	831
Non-GAAP gross margin	$24,620	$22,645	$71,036	$74,784
RESEARCH AND DEVELOPMENT:
GAAP research and development	$9,863	$10,031	$29,174	$31,678
(b) Stock-based compensation	(302)	(579)	(1,010)	(1,807)
Non-GAAP research and development	$9,561	$9,452	$28,164	$29,871
SELLING, GENERAL AND ADMINISTRATIVE:
GAAP selling, general and administrative	$11,225	$10,960	$34,030	$34,134
(b) Stock-based compensation	(945)	(1,127)	(3,230)	(3,834)
Non-GAAP selling, general and administrative	$10,280	$9,833	$30,800	$30,300
INCOME (LOSS) FROM OPERATIONS:
GAAP income (loss) from operations	$1,745	($1,078)	$1,839	($3,275)
(a) Amortization of acquired intangible assets	1,822	2,266	5,556	6,798
(b) Stock-based compensation	1,440	1,989	4,880	6,472
(c) Restructuring (reversals) charges, net	(228)	183	(203)	4,618
Non-GAAP income from operations	$4,779	$3,360	$12,072	$14,613
NET INCOME (LOSS):
GAAP net income (loss)	$2,171	($832)	$1,713	($43,048)
(a) Amortization of acquired intangible assets	1,822	2,266	5,556	6,798
(b) Stock-based compensation	1,440	1,989	4,880	6,472
(c) Restructuring (reversals) charges, net	(228)	183	(203)	4,618
(d) Deferred tax asset valuation allowance charge	-	-	-	42,003
(e) Canadian deferred tax foreign exchange benefit	-	-	-	(3,204)
(f) Tax contingency adjustments	(1,029)	-	(1,029)	-
(g) Income tax effect of reconciling items	(12)	(154)	(99)	(335)
Non-GAAP net income	$4,164	$3,452	$10,818	$13,304

GAAP weighted average shares (diluted)	24,400	23,632	24,310	23,386
Dilutive equity awards included in Non-GAAP earnings per share	225	375	201	324
2013 convertible senior notes dilutive shares (I)	3,837	3,837	3,837	3,837
Non-GAAP weighted average shares (diluted) (I)	28,462	27,844	28,348	27,547
GAAP net income (loss) per share (diluted)	$0.09	($0.04)	$0.07	($1.84)
Non-GAAP adjustments detailed above	$0.07	$0.17	$0.35	$2.35
Non-GAAP net income per share (diluted) (I)	$0.16	$0.13	$0.42	$0.51

(I) For the three months ended September 30, 2010 and 2009, the diluted earnings per share calculation excludes interest costs, net of tax benefit, totaling $456,000 and $291,000, respectively, related to dilutive equity shares underlying our 2013 convertible senior notes. For the nine months ended September 30, 2010 and 2009, the diluted earnings per share calculation excludes interest costs, net of tax benefit, totaling $1.0 million and $873,000, respectively, related to dilutive equity shares underlying our 2013 convertible senior notes.
RECONCILIATION OF GAAP TO NON-GAAP LINE ITEMS AS A PERCENT OF REVENUE
AND EFFECTIVE TAX RATE
(Unaudited)

	Three Months Ended September 30, 2010
	Gross Margin	R&D	SG&A	Income from Ops	Income before tax	Effective Tax Rate
GAAP	30.3%	13.1%	14.9%	2.3%	1.7%	-68.7%
(a) Amortization of acquired intangible assets	2.2	—	—	2.4	2.4	65.8
(b) Stock-based compensation	0.3	(0.4)	(1.2)	1.9	1.9	52.0
(c) Restructuring charges	—	—	—	(0.2)	(0.2)	(8.2)
(f) Tax contingency adjustments	—	—	—	—	—	(37.3)
Non-GAAP	32.8%	12.7%	13.7%	6.4%	5.8%	3.6%

	Three Months Ended September 30, 2009
	Gross Margin	R&D	SG&A	Income (loss) from Ops	Income (loss) before tax	Effective Tax Rate
GAAP	29.4%	14.2%	15.6%	(1.5%)	(2.1%)	43.7%
(a) Amortization of acquired intangible assets	2.3	—	—	3.2	3.2	(30.8)
(b) Stock-based compensation	0.4	(0.8)	(1.6)	2.8	2.8	(27.1)
(c) Restructuring charges	—	—	—	0.3	0.3	(2.5)
Non-GAAP	32.1%	13.4%	14.0%	4.8%	4.2%	-16.7%

	Nine Months Ended September 30, 2010
	Gross Margin	R&D	SG&A	Income from Ops	Income (loss) before tax	Effective Tax Rate
GAAP	30.1%	13.4%	15.6%	0.8%	0.4%	-116.0%
(a) Amortization of acquired intangible assets	2.3	—	—	2.6	2.6	71.2
(b) Stock-based compensation	0.3	(0.5)	(1.4)	2.2	2.2	62.5
(c) Restructuring charges	—	—	—	0.0	0.0	(2.6)
(f) Tax contingency adjustments	—	—	—	—	—	(13.2)
Non-GAAP	32.7%	12.9%	14.2%	5.6%	5.2%	1.9%

	Nine Months Ended September 30, 2009
	Gross Margin	R&D	SG&A	Income (loss) from Ops	Income (loss) before tax	Effective Tax Rate
GAAP	30.6%	14.0%	15.1%	(1.4%)	(1.8%)	-976.8%
(a) Amortization of acquired intangible assets	2.1	—	—	3.0	3.0	117.6
(b) Stock-based compensation	0.4	(0.8)	(1.7)	2.9	2.9	112.0
(c) Restructuring charges	—	—	—	2.0	2.0	79.9
(d) Deferred tax asset valuation allowance	—	—	—	—	—	726.9
(e) Canadian deferred tax foreign exchange benefit	—	—	—	—	—	(55.4)
Non-GAAP	33.1%	13.2%	13.4%	6.5%	6.1%	4.2%

The Company excludes the following expenses, reversals, gains and losses from its non-GAAP financial measures, when applicable:

(a) Amortization of acquired intangible assets: Amortization of acquisition-related intangible assets primarily relate to core and existing technologies, patents, trade name and customer relationships that were acquired with the acquisition of Convedia, MCPD and Pactolus. The Company excludes the amortization of acquisition-related intangible assets because it does not reflect the Company's ongoing business and it does not have a direct correlation to the operation of the Company's business. In addition, in accordance with GAAP, the Company generally recognizes expenses for internally-developed intangible assets as they are incurred, notwithstanding the potential future benefit such assets may provide. Unlike internally-developed intangible assets, however, and also in accordance with GAAP, the Company generally capitalizes the cost of acquired intangible assets and recognizes that cost as an expense over the useful lives of the assets acquired. As a result of their GAAP treatment, there is an inherent lack of comparability between the financial performance of internally-developed intangible assets and acquired intangible assets. Accordingly, the Company believes it is useful to provide, as a supplement to its GAAP operating results, non-GAAP financial measures that exclude the amortization of acquired intangibles in order to enhance the period-over-period comparison of its operating results, as there is significant variability and unpredictability across companies with respect to this expense.

(b) Stock-based compensation: Stock-based compensation consists of expenses recorded under GAAP, in connection with stock awards such as stock options, restricted stock awards and restricted stock units granted under the Company's equity incentive plans and shares issued pursuant to the Company's employee stock purchase plan. The Company excludes stock-based compensation from non-GAAP financial measures because it is a non-cash measurement that does not reflect the Company's ongoing business and because the Company believes that investors want to understand the impact on the Company of the adoption of the applicable GAAP surrounding share based payments; the Company believes that the provision of non-GAAP information that excludes stock-based compensation improves the ability of investors to compare its period-over-period operating results, as there is significant variability and unpredictability across companies with respect to this expense.

(c) Restructuring (reversals) charges, net: Restructuring primarily relates to activities engaged in by the Company’s management to simplify its infrastructure. Restructuring and other charges are excluded from non-GAAP financial measures because they are not considered core operating activities. Although the Company has engaged in various restructuring activities over the past several years, each has been a discrete event based on a unique set of business objectives. The Company does not engage in restructuring activities in the ordinary course of business. As such, the Company believes it is appropriate to exclude restructuring charges from its non-GAAP financial measures because it enhances the ability of investors to compare the Company’s period-over-period operating results.

(d) Deferred tax asset valuation allowance: A full valuation allowance for the Company's U.S. deferred tax assets was triggered by a three year cumulative jurisdictional pre-tax book loss projected for years 2007, 2008, and 2009 based on a “more likely than not” standard under the applicable GAAP. In the future, if the Company determines that it is more likely than not to realize the net U.S. deferred tax assets, the Company would reverse the applicable portion of the previously recorded valuation allowance. The Company believes it is appropriate to exclude this charge from its non-GAAP financial measures because it is a non-cash charge and its exclusion enhances the ability of investors to compare the Company’s period-over-period operating results.

(e) Canadian deferred tax foreign exchange benefit: During the first quarter of 2009, the Company recorded a favorable tax benefit related to locking in a foreign exchange rate with Canadian tax authorities. This exchange rate will be used to value the Company’s historical Canadian dollar denominated deferred tax assets going forward. The Company believes it is appropriate to exclude this charge in its non-GAAP financial measures because it is a non-cash benefit and its exclusion enhances the ability of investors to compare the Company’s period-over-period operating results.

(f) Tax contingency adjustments: During the third quarter of 2010 the Company reversed approximately $1.4 million of income tax liabilities that were previously accrued for uncertain tax positions. In addition, the Company accrued an additional $400K of income tax contingencies related to an uncertain tax position in the third quarter. The Company believes it is appropriate to exclude these tax contingency adjustments from its non-GAAP financial measures because it enhances the ability of investors to compare the Company’s period-over-period operating results and the $1.4 million income tax liability reversal was a non-cash benefit.

(g) Income taxes: Income tax provision/ (benefit) associated with non-GAAP adjustments, which is calculated as the net effect of all non-GAAP financial statement adjustments on the Company's overall income tax provision/ (benefit).
RECONCILIATION OF GAAP TO NON-GAAP GUIDANCE
NET INCOME PER SHARE
(In millions, except per share amounts, unaudited)

	Three Months Ended
	December 31, 2010
	Low End	High End
GAAP net income (assumes tax rate of 25%)	$0.0	$1.1
Stock-based compensation	1.7	1.7
Amortization of acquired intangible assets	1.4	1.4
Income tax effect of reconciling items	(0.2)	0.1
Total adjustments	$2.9	$3.2
Non-GAAP net income (assumes tax rate of 5%)	$2.9	$4.3

GAAP weighted average shares (diluted)	24,500	24,500
Non-GAAP adjustment	4,100	4,100
Non-GAAP weighted average shares (diluted) (I)	28,600	28,600

GAAP net income per share (diluted)	$0.00	$0.05
Non-GAAP adjustments detailed above	0.12	0.12
Non-GAAP net income per share (diluted) (I)	$0.12	$0.17

(I) For the three months ended December 31, 2010, the Non-GAAP diluted earnings per share calculation excludes interest costs, net of tax benefit, totaling $456,000 related to dilutive equity shares underlying the 2013 convertible senior notes.

RECONCILIATION OF GAAP TO NON-GAAP GUIDANCE
GROSS MARGIN
(In millions, unaudited)

	Three Months Ended
	December 31, 2010
	Low End	High End
GAAP	32.0%	33.0%
Amortization of acquired intangible assets	1.7%	1.7%
Stock-based compensation	0.3%	0.3%
Non-GAAP	34.0%	35.0%

RECONCILIATION OF GAAP TO NON-GAAP GUIDANCE
RESEARCH AND DEVELOPMENT EXPENSE AND
SELLING, GENERAL AND ADMINISTRATIVE EXPENSE
(In millions, unaudited)

	Estimates at the midpoint of the guidance range for the Quarter Ended December 31, 2010
	R&D	SG&A
GAAP	$9.8	$11.8
Stock-based compensation	(0.4)	(1.1)
Non-GAAP	$9.4	$10.7

CONTACT:
RadiSys Corporation
Brian Bronson, 503-615-1281
Chief Financial Officer
brian.bronson@radisys.com
or
Holly Stephens, 503-615-1321
Finance and Investor Relations Manager
holly.stephens@radisys.com